                                                                   EXHIBIT 4(Z)

                         PRUCO LIFE INSURANCE COMPANY
                     [2999 NORTH 44/TH/ STREET, SUITE 250
                            PHOENIX, ARIZONA 85014]

  HIGHEST DAILY LIFETIME INCOME 2.0 WITH LIFETIME INCOME ACCELERATOR BENEFIT
                              SCHEDULE SUPPLEMENT

ANNUITY NUMBER: [001-0001]

EFFECTIVE DATE OF THE HIGHEST DAILY LIFETIME INCOME 2.0 WITH LIFETIME INCOME ACCELERATOR BENEFIT RIDER: [Issue Date of the Annuity]

DESIGNATED LIFE: [John Doe]               DATE OF BIRTH: [February 21, 1945]

ROLL-UP RATE: [5.0% per year]

ANNUAL INCOME PERCENTAGE:

                       [ATTAINED AGE OF    ANNUAL INCOME
                       DESIGNATED LIFE      PERCENTAGE
                       ----------------    -------------
                       Less than 55              3%
                       55 - less than 65         4%
                       65 -- less than 85        5%
                       85 or older               6%]

MINIMUM GUARANTEE PAYMENT: [$100]

TARGET ANNIVERSARY DATE(S): [The 12/th/ Anniversary of the Effective Date]

GUARANTEED BASE VALUE MULTIPLIER:

        [TARGET ANNIVERSARY                       GUARANTEED BASE VALUE
        DATE                                           MULTIPLIER
        -------------------                       ---------------------
        12/th /Anniversary of the Effective Date           200%]

PERIODIC VALUE CUT-OFF DATE: [Not Applicable]

TRANSFER ACCOUNT: [AST Investment Grade Bond Portfolio]. If this portfolio is discontinued, we will substitute a successor portfolio, if there is one. Otherwise, we will substitute a comparable portfolio. We will obtain any required regulatory approvals prior to substitution of the portfolio.

CHARGE FOR THE RIDER: [An annualized rate of [1.50]%].

ACCOUNT VALUE "FLOOR": [The lesser of [$500] or [5%] of the sum of the Unadjusted Account Value on the Effective Date and any subsequent Adjusted Purchase Payments.]

WAITING PERIOD: [36 Months from the Effective Date]

ELIMINATION PERIOD: [[120 Days] from receipt of request for accelerated eligibility for increased guaranteed minimum payments.]

MULTIPLIER FOR LIA: [2]

LIA LIMITATION: [Not Applicable]

P-SCH-HD-LIA(7/12)
                                      1

  HIGHEST DAILY LIFETIME INCOME 2.0 WITH LIFETIME INCOME ACCELERATOR BENEFIT
                        SCHEDULE SUPPLEMENT (CONTINUED)

                         TRANSFER CALCULATION FORMULA

[THE FOLLOWING ARE THE TERMS AND DEFINITIONS REFERENCED IN THE TRANSFER
-----------------------------------------------------------------------
CALCULATION FORMULA:
--------------------

  .  C\\u\\     the upper target is established on the Effective Date and is not changed for the life of the guarantee.

  .  C\\us\\    the secondary upper target is established on the Effective
              Date and is not changed for the life of the guarantee.

  .  C\\t\\     the target is established on the Effective Date and is not changed for the life of the guarantee.

  .  C\\l\\     the lower target is established on the Effective Date and is not changed for the life of the guarantee.

  .  L        the target value as of the current Valuation Day.

  .  r        the target ratio.

  .  a        the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee.

  .  V\\V\\     the total value of all elected Sub-accounts in the Annuity.

  .  V\\F\\     the Unadjusted Account Value of all elected MVA Options and
              DCA MVA Options in the Annuity.

  .  B        the total value of all Transfer Account allocations.

  .  P        the Income Basis. Prior to the first Lifetime Withdrawal, the
              Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis equals the greatest of (1) the Protected Withdrawal
              Value on the date of the first Lifetime Withdrawal, increased for subsequent additional Adjusted Purchase Payments and adjusted proportionally for Excess Income*; and (2) the Protected Withdrawal Value on any Anniversary of the Issue Date subsequent to the first Lifetime Withdrawal, increased for subsequent additional Adjusted Purchase Payments and adjusted proportionally for Excess Income*; and (3) any highest daily
              Unadjusted Account Value occurring on or after the later of the immediately preceding Anniversary of the Issue Date, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Adjusted
              Purchase Payments, and adjusted for Withdrawals as described in the Rider.

  .  T        the amount of a transfer into or out of the Transfer Account.

  .  T\\M\\     the amount of a monthly transfer out of the Transfer Account.

* Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

DAILY TARGET VALUE CALCULATION:

On each Valuation Day, a target value (L) is calculated, according to the following formula.

Target values are subject to change for new elections of the Rider on a going-forward basis.

   L = 0.05 * P * a

P-SCH-HD-LIA(7/12)
                                      2

  HIGHEST DAILY LIFETIME INCOME 2.0 WITH LIFETIME INCOME ACCELERATOR BENEFIT
                        SCHEDULE SUPPLEMENT (CONTINUED)

DAILY TRANSFER CALCULATION:

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:
                               ---------------------------------------

   Target Ratio r = (L - B) / (V\\V\\ + V\\F\\)

    . If on the third consecutive Valuation Day r > C\\u \\and r < C\\us\\ or if on any day r > C\\us\\ and transfers have not been suspended due to the 90% cap rule, assets in the elected Sub-accounts, MVA Options and DCA MVA Options, if applicable, are transferred to the Transfer Account in accordance with the "Transfer" section of the Rider.

    . If r < C\\l\\, and there are currently assets in the Transfer Account (B > 0), assets in the Transfer Account are transferred to the elected Sub-accounts in accordance with the "Transfer" section of the Rider.

90% CAP RULE: If, on any Valuation Day this Rider remains in effect, a transfer occurs into the Transfer Account which results in 90% of the Unadjusted Account Value being allocated to the Transfer Account, any transfers into the Transfer Account will be suspended, even if the formula would otherwise dictate that a transfer into the Transfer Account should occur. Transfers out of the Transfer Account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the Transfer Account occurs due either to a Daily or Monthly Transfer Calculation. Due to the performance of the Transfer Account and the elected Sub-accounts, the Unadjusted Account Value could be more than 90% invested in the Transfer Account.

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:
                               -------------------------------

T = Min (MAX (0, (0.90 * (V\\V\\ + V\\F\\ + B)) - B), [L - B - (V\\V\\ +
                                            V\\F\\) * C\\t\\] / (1 - C\\t\\))
                                            Money is transferred from the
                                            elected Sub-accounts, MVA Options
                                            and DCA MVA Options to the Transfer
                                            Account

T = {Min (B, - [L - B - (V\\V\\ + V\\F\\)* C\\t\\] / (1 - C\\t\\))} Money is
                                            transferred from the Transfer
                                            Account to the elected Sub-accounts

MONTHLY TRANSFER CALCULATION:

On each monthly anniversary of the Issue Date and following the Daily Transfer Calculation, the following formula determines if a transfer from the Transfer Account to the elected Sub-Accounts will occur:

If, after the Daily Transfer Calculation is performed,

{Min (B, .05 * (V\\V\\ + V\\F\\ + B))} < (C\\u\\* (V\\V\\+ V\\F\\) - L + B)/(1
- C\\u\\), then

TM = {Min (B, .05 * (V\\V\\ + V\\F\\ + B))} Money is transferred from the
                                            Transfer Account to the elected
                                            Sub-accounts.]

P-SCH-HD-LIA(7/12)
                                      3